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                                                                  EXHIBIT a (16)

                               THE MAINSTAY FUNDS

         ESTABLISHMENT AND DESIGNATION OF ADDITIONAL SERIES AND CLASSES
           OF SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE

                                DECEMBER 10, 2004


         RESOLVED, that the undersigned, being a majority of the Trustees of The MainStay Funds, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 5.11 of the Declaration of Trust dated January 9, 1986 as amended and restated on August 30, 1991 and December 31, 1994 (the "Declaration of Trust"), hereby authorize the establishment of one additional series of the Trust (the "Series"); and

         FURTHER RESOLVED, that pursuant to Section 5.12 of the Declaration of Trust, the Series shall have such classes of shares (each, a "Class") as provided below; and

         FURTHER RESOLVED, that the Series and Classes shall have the following special and relative rights:

         1. The Series shall be designated as follows:

         MainStay Large Cap Growth Fund

         2. The Series shall have initially six Classes of shares, designated Class A, Class B, Class C, Class I, Class R1 and Class R2 each, and any additional Classes, to have such special and relative rights, and be subject to such liabilities as may be provided for from time to time in the Trust's registration statement under the Securities Act of 1933 and the Investment Company Act of 1940 and the Trust's Multiple Class Plan Pursuant to Rule 18f-3, each as amended from time to time.

         3. The Series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in its then currently effective prospectus and registration statement under the Securities Act of 1933. Each share of beneficial interest of the Series ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Series or a Class shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Series, and shall be entitled to receive its pro rata share of net assets of such Series upon liquidation of the Series, all as provided in the Declaration of Trust. The proceeds of sales of Shares of the Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Series, unless otherwise required by law.

         4. Shareholders of all series of the Trust, including the Series, shall vote as a class on any matter, except to the extent otherwise required by the Investment Company Act of 1940 or when the Trustees have determined that the matter affects only the interests of Shareholders of any series, including the Series or any Class, in which case only the Shareholders of such series


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or class shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to a series if acted upon as provided in Rule 18f-2 under such Act or any successor rule and in the Declaration of Trust.

         5. The assets and liabilities of the Trust shall be allocated among the series of the Trust, including the Series, and between Classes, as set forth in Sections 5.11 and 5.12 of the Declaration of Trust, except as described below.

        (a) Costs incurred by the Trust on behalf of the Series in connection with the organization and initial registration and public offering of Shares of the Series shall be treated in accordance with applicable law and generally accepted accounting principles.

        (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series or class shall be allocated among the series of the Trust, including the Series, and/or between the Classes on the basis of their relative average daily net assets except where allocations of direct expenses can otherwise fairly be made.

        (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the series or classes of the Trust.

        6. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any series or class now or hereafter created, or to otherwise change the special and relative rights of any such series or class, provided that such change shall not adversely affect the rights of Shareholders of such series or class.


/s/ Charlynn Goins                    /s/ Donald E. Nickelson
-----------------------------------    -----------------------------------------
Charlynn Goins                         Donald E. Nickelson

/s/ Edward J. Hogan
-----------------------------------    -----------------------------------------
Edward J. Hogan                        Richard S. Trutanic

/s/ Terry L. Lierman                   /s/ Gary E. Wendlandt
-----------------------------------    -----------------------------------------
Terry L. Lierman                       Gary E. Wendlandt

/s/ John B. McGuckian
-----------------------------------
John B. McGuckian



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